UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 17, 2013

PLURISTEM THERAPEUTICS INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

001-31392	98-0351734
(Commission File Number)	(IRS Employer Identification No.)

MATAM Advanced Technology Park Building No. 5 Haifa, Israel	31905
(Address of Principal Executive Offices)	(Zip Code)

011 972 74 710 7171
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

Reference is made to items 1.01 and 3.02 of the registrant's Current Report on form 8-K filed on June 27, 2013 (File no. 001-31392), reporting an exclusive out-license and strategic partnership agreement (the “Agreement”) between the registrant’s wholly owned subsidiary, Pluristem Ltd. and CHA Bio&Diostech (“CHA”). Pursuant to the Agreement, the registrant announced on December 17, 2013 that the registrant and CHA entered into investment agreements according to which the registrant has issued to CHA 2,500,000 shares of the registrant’s common stock and CHA has issued to the registrant 1,011,504 common shares of CHA. This reflects total consideration of $10.4 million, based on a price of $4.16 per common share of the registrant. The shares issued to the registrant and the shares issued to CHA are both subject to a lock up period of one year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLURISTEM THERAPEUTICS INC.

Date: December 17, 2013	By:	/s/ Yaky Yanay
Name: Yaky Yanay
Title: Chief Financial Officer